UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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[X] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

BEKEM METALS, INC.

(Name of Registrant as Specified In Its Charter)

_____________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY MATERIALS

BEKEM METALS, INC.

170 Tchaikovsky Street, 4th Floor

Almaty, Kazakhstan 050000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Bekem Metals, Inc., (the “Company”) will be held on October __, 2008 at 10:00 a.m., local time, at the Company’s representative office, located at 170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan, 050000 for the following purposes:

1.     To approve and adopt Articles of Amendment to our Articles of Incorporation which shall increase the authorized common stock of the Company from 150,000,000 shares to 300,000,000 shares;

2.	To elect six directors to our Board of Directors;

3.     To ratify the appointment of Hansen, Barnett and Maxwell, P.C. as the Company’s independent registered public accountants for the 2008 fiscal year; and

4.     To transact any other business as may properly come before the meeting or at any adjournment thereof.

Our board of directors has fixed the close of business on September 17, 2008, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. It is anticipated that the mailing of this Notice, the Proxy Statement and the Proxy will commence on or about October __, 2008. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate representative offices located at 170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan 050000.

All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting of stockholders, your proxy vote is important. To assure your representation at the annual meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

October ___, 2008

                                                                                                               ___________________________

                                                                                                               Adam Cook, Secretary

PRELIMINARY PROXY MATERIALS

BEKEM METALS, INC.

170 Tchaikovsky Street, 4th Floor

Almaty, Kazakhstan 050000

PROXY STATEMENT

GENERAL

SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of Bekem Metals, Inc., a Utah corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at the Company’s representative office located at 170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan 050000 at 10:00 a.m., local time, on October ___, 2008, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of the notice, proxy statement and the proxy will commence on or about October ___, 2008.

COST OF SOLICITATION. We will bear the costs of soliciting proxies. In addition to the use of the mails, certain directors or officers of our Company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on September 17, 2008, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had 125,172,011 shares of common stock outstanding, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

VOTE REQUIRED FOR APPROVAL. Each share of our common stock outstanding on the record date is entitled to one vote on each matter to be voted upon. Directors will be elected by the vote of a plurality of the votes cast at the meeting; accordingly the six directors receiving the highest number of votes “FOR” will be elected, even if any nominee receives less than a majority of the votes cast. Votes cast with respect to the election of directors include votes to “withhold” authority but do not include abstentions and broker non-votes.

     Each of the other matters scheduled to come before the annual meeting will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for these matters and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTING; REVOKING YOUR PROXY. Proxies in the accompanying form which are properly executed and received by us prior to the annual meeting and not revoked will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the annual meeting will be voted FOR the nominees to the board of directors and FOR Proposals 1, 3 and 4. You may revoke your proxy by giving written notice of revocation to our Secretary at any time before your proxy is voted, by submitting a later-dated proxy or by attending the annual meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

PROPOSAL ONE:

APPROVE AND ADOPT ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF BEKEM METALS, INC. TO INCREASE

AUTHORIZED COMMON STOCK

We are proposing to amend our Articles of Incorporation to increase our authorized common stock from 150,000,000 shares to 300,000,000 shares. A copy of the Articles of Amendment to the Articles of Incorporation of Bekem Metals, Inc., that you are being asked to approve and adopt, which we refer to in this proxy statement as the “Amendment,” is attached to this proxy statement as Annex A. The board of directors has approved the Amendment and recommends approval and adoption by the stockholders.

In order for the Company to grow, move from exploration to production and begin to realize revenue, we need to build a commercial scale nickel processing plant. We anticipate the cost to build a commercial scale nickel processing plant will range from one hundred fifty million to three hundred million dollars depending on the type of plant we construct. We also anticipate that there may be other nickel properties we may want to acquire in the future. Therefore, we propose to increase our capital stock in order to ensure we have sufficient shares to negotiate potential investment in the Company and future acquisitions and reduce the likelihood that we would need to again amend our Articles of Incorporation for the purpose of increasing our authorized capital stock, thereby avoiding the costs associated with amendments. We currently have 170,000,000 shares of authorized capital stock consisting of 150,000,000 shares of common stock with a par value of $0.001 and 20,000,000 shares of preferred stock with a par value of $0.001. There are currently 125,172,011 shares of the 150,000,000 authorized common shares outstanding and none of the preferred shares have been issued or are outstanding. By approving the Amendment, you are voting to increase our authorized capital stock by an additional 150,000,000 shares for total authorized capital stock of 320,000,000.

As of the date of this proxy statement we have no immediate plans, proposals, understandings, agreement or commitments to issue additional shares of common stock for funding, acquisitions or any other purpose. However, we review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our stockholders.

POSSIBLE DILUTION RESULTING FROM INCREASE IN AUTHORIZED COMMON SHARES

We currently have 170,000,000 shares of authorized capital stock. By voting in favor of this proposal, you are voting to increase our authorized capital stock by an additional 150,000,000 shares for total authorized capital stock of 320,000,000. We have no immediate plans, understandings, agreements or obligations to issue additional common or preferred stock. Because our Articles of Incorporation do not confer to our stockholders preemptive rights with respect to our common stock, when our board of directors elects to issue additional share of common stock in the future, existing stockholders would not have a preferential right to purchase these shares and could suffer substantial dilution. You would suffer dilution in the book value of your shares if the additional capital stock is sold at prices lower than the price at which you purchased your common stock.

The Amendment could, under certain circumstances, have an anti-takeover effect, although that is not our intention with this proposal. For example, in the event of a hostile attempt to take control of the

Company, it may be possible for the board of directors to impede that attempt by issuing shares of common stock, which would dilute the voting power for the other outstanding shares and increase the potential cost to acquire control of the Company. This Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunities of our stockholders to dispose of their shares at a premium, which may be offered in takeover attempts or a merger proposal. The Amendment may have the effect of permitting our current management, including the current board of directors, to retain its position. However, as of the date of this Proxy Statement, the board of directors is not aware of any attempt to take control of the Company, and the board of directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

The following table provides a comparison of the material changes between the current Articles of Incorporation and the proposed Amendment.

Subject	Existing Article(s)	Existing Provision	Proposed Article(s)	Proposed Provision

Authorized common shares	III	The total authorized amount of common stock is 150,000,000 shares, $0.001 par value per share.	III	The total authorized amount of common stock is 300,000,000 shares, $0.001 par value per share. Residual rights specifically reserved to common stockholders.

PROCEDURE FOR AMENDING ARTICLES OF INCORPORATION

Provided that this proposal is approved, the form of amendment set forth in the Amendment to the Articles of Incorporation of Bekem Metals, Inc. attached hereto as Annex A will become effective upon filing with the State of Utah.

NO DISSENTERS’ RIGHTS

No dissenters’ rights are available to any stockholder who dissents from any of the proposals set forth in the Proxy Statement under the Utah Revised Business Corporations Act (“URBCA”) or under our current Articles of Incorporation or the proposed Amendment or our Bylaws to any stockholder who dissents from this action.

The board of directors recommends a vote “FOR” adoption of the Amendment to the Articles of Incorporation of Bekem Metals, Inc. to increase the authorized common stock of the Company.

PROPOSAL TWO:

ELECTION OF DIRECTORS

The board of directors currently consists of six members. Each of the nominees has agreed to serve as a director if elected, and we believe each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

INFORMATION REGARDING NOMINEES AND DIRECTORS

Information regarding the nominees for election at the annual meeting is provided below. There are no family relationships among the directors, nominees or executive officers of the Company.

Nominees for Election of Directors
Name	Age	Director Since

Yermek Kudabayev	38	December 2007

James Kohler	62	May 2006

Timothy Adair	44	May 2006

Valery Tolkachev	41	May 2006

Nurlan Tajibayev	61	October 2006

Dossan Kassymkhanuly	41	August 2007

Yermek Kudabayev. In December 2007 the Company’s board of directors appointed Yermek Kudabayev as the Chief Executive Officer, President of the Company and Chairman of the board of directors. Mr. Kudabayev had served as the Company’s Chief Financial Officer since April 2006 and as interim Chief Executive Officer and interim President since May 2007. Mr. Kudabayev earned a Bachelors degree in Engineer-Economics from the Moscow Institute of Steel and Alloys in 1993. He earned an MBA degree from the Kazakhstan Institute of Management, Economics and Strategic Research in 1996. Mr. Kudabayev is a past member of the Association of Chartered Certified Accountants, an international accountancy body. He was issued a Certified Accounting Practitioner Certificate from the International Counsel of Certified Accountants and Auditors in 2002. He has been a Kazakhstani Certified Accountant since 1998 and a Certified Kazakhstani Auditor since 2000. Prior to joining the Company in 2006, Mr. Kudabayev served as the Finance Director for Kazkhoil Aktobe LLP from 2003 to April 2006. As the Finance Director, Mr. Kudabayev was responsible for budgeting, planning, cash flow forecasting and management, strategic research accounting, taxation and reporting. From 2002 to 2003, Mr. Kudabayev served as the Director of the Astana, Kazakhstan office of Ernst & Young, where he was responsible for auditing and coordination of projects in the Astana, Karaganda and Pavlodar regions of Kazakhstan. From 1997 to 2002 Mr. Kudabayev worked for Arthur Andersen as a Senior Auditor and as a Manager. Mr. Kudabayev was appointed the Chief Financial Officer of Bekem Metals, Inc. in April 2006. Mr. Kudabayev is not a director of any other SEC reporting issuer.

James F. Kohler. Mr. Kohler received a B.S. in geology in 1970 and an M.S. in geology in 1980 from Utah State University. From 2001 to the present he has been employed as the Branch Chief of Solid Minerals with the U.S. Bureau of Land Management in Salt Lake City, Utah, where he oversees all mining activity on public lands within the State of Utah. He began working at the U.S. Bureau of Land Management in 1988 as a Senior Geologist, providing geologic support for all federal solid mineral leasing actions to establish a basis for economic evaluation of leasing tracts. From 1987-1988 Mr. Kohler served as Senior Geologist with the Utah Office of High Level Nuclear Waste in Salt Lake City, Utah, where he provided oversight for high-level nuclear waste repository characterization in Nevada, Texas, and Washington. From 1981-1986 he was the senior geologist and Manager of coal development and mining geology for Anaconda Minerals/ARCO Coal Company in Denver, Colorado supervising geologic support for operating coal mines and acquisitions in the U.S., Indonesia and China. From 1977 to 1981 Mr. Kohler was a Supervisory Geologist with the U.S. Geological Survey in Salt Lake City, Utah. In 2000 Mr. Kohler was awarded the Utah Governor's Medal for Science and Technology. Mr. Kohler is not a director of any other SEC reporting issuer.

Timothy Adair. Mr. Adair received a Masters in Business Administration (MBA) from Brigham Young University, located in Provo, Utah, in 1990. Mr. Adair also received a Bachelors of Science from the same university in Mechanical Engineering with a minor in Mathematics in 1988. Since 2005, Mr. Adair has been principally engaged as the Owner/President of Cube Office Designs located in Salt Lake City, Utah where he has successfully transferred company ownership and management. Cube Office Designs currently employs 22 persons and has annual revenue of approximately $1.5 million USD. Prior to purchasing Cube Office Designs, from 1989 through 2004 Mr. Adair was principally engaged as the Human Resources Productivity / Efficiency Manager with Intermountain Health Care (IHC) of Salt Lake City, Utah. IHC is a health care provider with 25,000+ employees and annual revenue of 2.5 + billion USD. While with IHC Mr. Adair consistently implemented cost savings improvements, such as the standardizing and automating of employee transactions which resulted in annual savings of $200k. Mr. Adair is also a licensed real estate agent and has been an avid real estate investor and property manager since 1989 as a partner of ADLAW. Mr. Adair was a member of the Oracle Applications User Group (OAUG) and the Intermountain Compensation and Benefits Association (ICBA). Mr. Adair is not a director of any other SEC reporting issuer.

Valery Tolkachev. Since August, 2008 Mr. Tolkachev has been employed with Slavyansky Bank in Moscow, Russia, where he serves as the Deputy Chairman. From 1991 to 2008, Mr. Tolkachev served in various positions with various employers including UniCreditAton, MDM Bank, InkomBank, InkomCapital and others. Mr. Tolkachev graduated with Honors from the High Military School in Kiev, USSR in 1989. In 2005 he completed his studies at the Academy of National Economy, as a qualified lawyer. Mr. Tolkachev also serves as a director of Caspian Services, Inc., and BMB Munai, Inc. Both are SEC reporting issuers.

Nurlan Tajibayev. Mr. Tajibayev has worked in the metallurgy industry since earning a Bachelors degree in Engineer-Metallurgy from the Kazakh State Technical University in 1973. Prior to joining Bekem Metals, Mr. Tajibayev served as the Executive Director of Kyzyl Kain Mamyt, LLP, a wholly-owned subsidiary of Bekem Metals. Before joining Kyzyl Kain Mamyt in 2003, Mr. Tajibayev served as Chairman of Canat UK Ltd., a supplier of metallurgical equipment from Europe and the United States to Kazakhstan, for six years. Mr. Tajibayev also spent twenty years serving in various capacities, including Senior Engineer, for Aktyubinsk Ferroalloys Plant and President of Kazchrome Corporation. Mr. Tajibayev is not a director of any other SEC reporting issuer.

Dossan Kassymkhanuly. In August 2007, the board of directors appointed Mr. Kassymkhanuly as a director. The board also appointed Mr. Kassymkhanuly as a vice-president of the Company. Mr. Kassymkhanuly served as the Business Manager for Gauhar-Tas Centre from December 1992 to February 1999. Gauhar-Tas Centre was engaged in foreign-economic activity with China, including exportation of non-ferrous metals and importation of building materials and mining engineering. From February 1999 to November 2003 Mr. Kassymkhanuly served as Director of the Semey FPG JSC regional office in Ust-Kamenogorsk. He was responsible for coal sales in Eastern Kazakhstan.  Mr. Kassymkhanuly also took part in the development of the Gornostai nickel-cobalt deposit, as well as in the pilot industrial smelting for ferronickel at the Pavlodar tractor plant. He was also responsible for negotiations with the Geology Committee of the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, including overseeing amendments and addendums to contracts for subsoil use. Mr. Kassymkhanuly chairmanned a group on implementation of new technology. In particular, he took part in the construction project for a briquette plant to produce briquette coal at the Karazhira coal deposit, Eastern Kazakhstan. Mr. Kassymkhanuly served as the Director of the Representative Office of Kaznickel LLP in Astana, Kazakhstan from March 2004 to August 2007. In that position he was primarily responsible for negotiations with various government entities and committees on behalf of Kaznickel. Mr. Kassymkhanuly also served as a member of the board of directors of Bekem Metals, Inc. from August 2005 to October 2006. Mr. Kassymkhanuly earned a degree in Engineer-Construction from Semipalatinsk College of Civil Engineering in 1989. He earned a Bachelors degree in Engineer-Economics from the Eastern Kazakhstan Technical University in 2002. At present, he is a candidate for a PhD degree in Engineering Sciences at the Semey State Institute. Mr. Kassymkhanuly is not a director of any other SEC reporting issuer.

There are no family relationships among any of our directors, nominees or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, nominees, officers or affiliates, nor any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any of the foregoing, is a party adverse to the Company or any of our subsidiaries in a material proceeding or has a material interest adverse to the Company or any of our subsidiaries.

During the past five years none of our directors, nominees or executive officers has been convicted or is currently the subject of a criminal proceeding, excluding traffic violations or similar minor offenses, or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Similarly, in the past five years none of our directors, nominees or executive officers, or any business in which they were a general partner or executive officer, have been the subject of a bankruptcy proceeding.

The board of directors recommends a vote “FOR” each of the nominees listed above.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL MEETINGS

The board held six meetings during our 2007 fiscal year. Each director attended at least 83% of the board of director meetings during the 2007 fiscal year (held during the period for which he has been a director) and the committees on which he served (during the period that he served). The board did not take written action without a meeting twice during the 2007 fiscal year.

Although it is not mandatory for directors to attend annual meetings, each director is encouraged to attend meetings of stockholders.

DIRECTOR INDEPENDENCE

Our board of directors has determined that the following directors are “independent directors” as defined in Section 121 of the American Stock Exchange Company Guide: Timothy Adair, James Kohler and Valery Tolkachev. Such independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the American Stock Exchange listing standards, the board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

BOARD COMMITTEES

Audit Committee

We do not currently have a standing audit committee or other committee performing similar functions, nor have we adopted an audit committee charter. Given the size of the Company, its available resources and the fact that the OTCBB does not require us to have an audit committee, the board of directors has determined that it is in the Company’s best interest to have the full board fulfill the functions that would be performed by the audit committee, including selection, review and oversight of the Company’s independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and the evaluation of the Company’s internal controls and accounting procedures. The board is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by our independent accountants to the extent permitted by law. Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than 5% of the total amount of fees paid by us to our independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the board and approved prior to the completion of the audit by the board or by one or more members of the board to whom authority to grant such approval has been delegated.

As we do not currently have a standing audit committee, we do not, at this time have an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The board does believe, however, that should we form a standing audit committee in the future, Mr. Timothy Adair, an independent director, could qualify as an audit committee expert.

Report of the Board of Directors

As discussed, we do not currently have a standing audit committee, therefore, our entire board of directors serves the functions that would be fulfilled by an audit committee. The board of directors presents the following Report:

We have reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2007 with management and have discussed with Hansen, Barnett & Maxwell, P.C., our independent registered public accounting firm for the 2007 fiscal year, the matters required to be discussed by Statement of Accounting Standards 61, as amended (Codification of Statements on Auditing Standards, AU Section 380.)  We have received the written disclosures and the letter from Hansen, Barnett & Maxwell, P.C., required by Independence Standards Board Standard No. 1 and have discussed with Hansen, Barnett & Maxwell, P.C., its independence in connection with this audit of our most recent financial statements.  Based on this review and these discussions, we included the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

Yermek Kudabayev

Nurlan Tajibayev

Dossan Kassymkhanuly

Valery Tolkachev

Timothy Adair

James Kohler

Nominating Committee

We do not currently have a standing nominating committee or other committee performing similar functions, nor have we adopted a nominating committee charter. Given the size of the Company, its available resources and the fact that the OTCBB does not require us to have a nominating committee, the board of directors has determined that it is in the Company’s best interest to have the full board of directors to participate in the consideration for director nominees. In general, when the board determines that expansion of the board or replacement of a director is necessary or appropriate, the board will review through candidate interviews with members of management, consult with the candidate’s associates and through other means determine a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The board would review any special expertise, for example, that qualifies a person as an audit committee financial expert, membership or influence in a particular geographic or business target market, or other relevant business experience. To date we have not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Compensation Committee

We do not have a standing compensation committee or a charter; rather our Chief Executive Officer evaluates officer and employee compensation issues subject to the approval of our board of directors. Our Chief Executive Officer makes recommendations to the board of directors as to employee benefit programs and officer and employee compensation. The compensation of our Chief Executive Officer is determined and approved directly by the board of directors. Neither the Chief Executive Officer nor the board of directors engaged compensation consultants during the year.

INFORMATION REGARDING EXECUTIVE OFFICERS

Information regarding our current officers is as follows:

Name	Age	Current Position	Officer Since

Yermek Kudabayev	38	Chief Executive Officer and President	April 2006

Zhassulan Bitenov	31	Chief Financial Officer	January 2008

Biographical information for Mr. Kudabayev is set forth above.

Zhassulan Bitenov. In January 2008 Mr. Bitenov accepted appointment as the Company’s Chief Financial Officer. In 1999 Mr. Bitenov earned a Masters of Arts in Economics from Kazakhstan Institute of Management, Economics and Strategic Research in Almaty, Kazakhstan, with a specialization in international economics. He earned a Bachelors degree in International Economics from the International Kazakh –Turkish University in Turkestan, Kazakhstan in 1997. Mr. Bitenov passed the U.S. CPA exam in 2001. Mr. Bitenov served in various positions with the Almaty office of the accounting firm of Ernst & Young from November 2001 to October 2003 and from December 2004 through December 2007. While at Ernst & Young, Mr. Bitenov worked as a Senior auditor, Audit manager and Senior manager. Among other things, he was responsible for clients audits, preparation of audit reports, management of current engagements and negotiations with clients. From October 2003 to April 2004 he served as the Vice President of JSC AstanaEnergoService where he was responsible for the daily management and supervision of several company departments including the accounting, planning, sales, legal and marketing departments. From June 2004 to December 2004 he served as the finance director of JSC Interfarma-K.

CODE OF ETHICS

Our board of directors has adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. Our code of ethics is posted on our website which can be found at www.bekemmetals.com.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other parties interested in communicating with the board of directors or the independent directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, Bekem Metals, Inc., 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.  The Corporate Secretary will review and forward to the appropriate members of the board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or that he otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Board and will be handled in accordance with procedures established by the board.

RELATED PARTY TRANSACTIONS

We did not engage in any transaction during our 2007 fiscal year that involved an amount in excess of $120,000 or 1% of our average total assets in which any related party had a direct or indirect material interest.

Indemnification

As permitted by the Utah Revised Business Corporation Act, we have adopted provisions in our Articles of Incorporation and Bylaws that authorize and require us to indemnify our officers and directors to the fullest extent permitted under Utah law.

PROPOSAL THREE

RATIFICTION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

As we do not currently have an audit committee, our board of directors acts as our audit committee. The board of directors has appointed the firm of Hansen, Barnett & Maxwell, P.C. to act as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and recommends that our shareholders vote to ratify such appointment. In the event of a negative vote on such ratification, the audit committee will reconsider its selection.

A representative of Hansen, Barnett & Maxwell, P.C. is expected to be available at the annual meeting telephonically. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. No determination has been made as to what action the board of directors would take if the stockholders do not ratify the appointment.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Hansen, Barnett and Maxwell, P.C. served as the Company’s independent registered public accounting firm for the years ended December 31, 2007 and 2006 and is expected to serve in that capacity for the current year. Principal accounting fees for professional services rendered for us by Hansen, Barnett & Maxwell, P.C. for the years ended December 31, 2007 and 2006, are summarized as follows:

	2007	2006
Audit Fees	$133,735	$86,074
Audit-Related Fees	-	-
Tax Fees	2,595	$ 2,000
All other	-	-
Total	$136,330	$88,074

Audit Fees. Audit fees were for professional services rendered in connection with the Company’s annual financial statement audits and quarterly reviews of financial statements for filing with the Securities and Exchange Commission.

Audit-Related Fees. Audit-Related fees are fees billed for assurance and related services professional services rendered that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees. Tax fees related to services for tax compliance and consulting.

Board of Directors Pre-Approval Policies and Procedures. At its regularly scheduled and special meetings, the board of directors, in lieu of an established audit committee, considers and pre-approves any audit and non-audit services to be performed by our independent registered public accounting firm. The board of directors has the authority to grant pre-approvals of non-audit services.

The board of directors recommends a vote “FOR” ratification of the appointment of Hansen, Barnett & Maxwell, P.C., as our independent registered public accounting firm for the 2008 fiscal year.

EXECUTIVE AND DIRECTOR COMPENSATION

 Compensation Discussion and Analysis

We do not have a standing compensation committee. Our Chief Executive Officer (“CEO”) makes recommendations to our board of directors as to employee benefit programs and officer and employee compensation.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation programs are to:

•	attract, retain and motivate skilled and knowledgeable individuals;
•	ensure that executive compensation is aligned with our corporate strategies and business objectives
•

promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, our CEO and board of directors evaluate our executive compensation program with the objective of setting compensation at levels they believe will allow us to attract and retain qualified executives. In addition, a portion of each executive’s overall compensation is tied to key strategic, financial and operational goals set by our board of directors. We also provide a portion of our executive compensation in the form of equity awards that vest over time, which we believe helps us retain our executives and align their interests with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Components of our Executive Compensation Program

At this time, the primary elements of our executive compensation program are:

•	base salaries;
•	cash bonuses;
•	equity incentive awards; and
•	benefits and other compensation.

We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components. Similarly, we do not rely on benchmarking against our competitors in making compensation related decisions. In the past, however, we have hired executive recruiters as needed to help locate and identify suitable candidates for hire. In this context we typically discuss compensation packages with the recruiter to structure compensation packages we believe will be attractive to prospective executive employees.

Named Executive Officers

The following table identifies the persons who, during the 2007 fiscal year served as our principal executive officer, our principal financial officer and our most highly paid executive and non-executive officers, who, for purposes of this Compensation Disclosure and Analysis only, are referred to herein as the “named executive officers.”

Name	Corporate Office

Yermek Kudabayev	Chief Executive Officer, President and Former CFO(1)(2)
Marat Cherdabayev	Former Chief Executive Officer and Former President(2)(3)
Zhassulan Bitenov	Chief Financial Officer(4)
Dossan Kassymkhanuly	Vice President(2)
Nurlan Tajibayev	Vice President of Metallurgy(2)
Aleksandr Rassokhin	Vice President of Geology

(1)

Mr. Kudabayev served as our Chief Financial Officer from May 2006 to December 2007. He was appointed as interim President and Chief Executive Officer in June 2007 following the resignation of Marat Cherdabayev from those positions. In December 2007, Mr. Kudabayev was appointed as a director and as Chairman of the Board of Directors. At that time he was also named as the President and Chief Executive Officer of the Company.

(2)

Mr. Kudabayev, Mr. Cherdabayev, Mr. Kassymkhanuly and Mr. Tajibayev have served as members of the board of directors and received no compensation for services rendered as a director. All compensation amounts paid to these individuals were paid as compensation for services rendered as an employee of the Company.

(3)	Mr. Cherdabayev resigned as our Chief Executive Officer, President and Chairman of the Board of Directors in June 2007.

(4)	Mr. Bitenov joined the Company and was appointed Chief Financial Officer of the Company in January 2008.

Employment Agreements

We maintain employment agreements with each of the named executive officers. The employment agreements we have with Mr. Kassymkhanuly, Mr. Tajibayev and Mr. Rassokhin are the standard statutorily required employment agreements for all employees in the Republic of Kazakhstan. These employment agreements are limited in their terms and primarily provide for statutory requirements related to the rights of employees, base salary, payment of income and social taxes and pension fund obligations.

We maintain a more detailed employment contracts with Mr. Kudabayev and Mr. Bitenov. As discussed in more detail below, in addition to base salary and payment of income and employment-related taxes, these employment agreements cover a broad range of other components of the executive’s compensation package.

Base Salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Base salaries for our executive officers typically have been set in our offer letter to the individual at the outset of employment. Under the terms of these employment agreements base salary and other components of compensation, may be evaluated by our board of directors for adjustment based on an assessment of the individual’s performance and compensation trends in our industry.

As discussed above, we maintain a more detailed employment contract with Mr. Kudabayev, which prior to the end of our fiscal year, governed his employment as our Chief Financial Officer. At the end of our 2007 fiscal year, our board of directors appointed Mr. Kudabayev to serve as the Company’s President and Chief Executive Officer on a permanent basis. Mr. Kudabayev had been serving in these positions on an interim basis since June 2007, while he continued to also serve as the Company’s Chief Financial Officer. In March 2008 in recognition of the fact that Mr. Kudabayev’s position with the Company had changed, the board approved amendments to Mr. Kudabayev’s employment contract to recognize his change in position. In connection with this amendment, the board voted to increase Mr. Kudabayev’s base salary from $120,000 per year net to $180,000 per year net, which is equivalent to the amount the Company had been paying its former President and Chief Executive Officer in salary and housing allowance. Mr. Kudabayev’s agreement does not provide of a housing allowance. This salary increase was made effective retroactive to June 2007, when Mr. Kudabayev began serving as the Company’s President and Chief Executive Officer. The board did not consider salary increases for any of the other named executive officers.

Cash Bonuses

Our board of directors has the discretion to award cash bonuses based on our financial performance and individual objectives. The corporate financial performance measures, which have typically been developed by our board of directors, are given the greatest weight in this bonus analysis. During fiscal 2007 the board of directors did not award cash bonuses to any of the named executive officers.

Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. Our equity awards to executives have typically been made in the form of restricted stock grants. We believe that equity grants provide our executives with a direct link to our long-term performance, create an ownership culture and align the interests of our executives and our stockholders. Typically, we include a restricted stock grant award as part of the executive employee’s compensation package at the time we hire the individual. We do not use a formula to determine the size of our restricted stock grants. This determination is left to the discretion of the board of directors and is made on a case-by-case basis, although the board does consider past awards in making such determination. These restricted stock awards vest over time, typically three years, with one-quarter vesting in each of the first two years and the final one-half vesting in the third year. Vesting of such awards is typically tied to some performance measure directly tied to the responsibilities of the employee, and may also be tied to certain Company landmark events. Should those vesting requirements not be met, the associated shares would not vest to the individual. Similarly, should the individual leave employment with the Company for any reason, any shares that have not vested at that time shall be forfeited back to the Company. While pecuniary interest in and the right to dispose of the shares awarded under our restricted stock grants does not vest to the individual until he has satisfied the vesting conditions, the individual is allowed to vote all of the shares included in the grant and to enjoy all the other benefits associated with ownership of the shares. We believe the vesting features further our objective of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period.

We may also make discretionary equity awards to the named officers. In determining the size of equity grants to our executives, our board of directors will consider company-level performance, the applicable individual’s performance, the amount of equity previously awarded to the individual, the vesting of such awards and the recommendations of management.

Grants of discretionary equity awards, including those to executives, would be approved by our board of directors and would generally be granted based on the fair market value of our common stock. Our board of directors has not previously granted discretionary equity awards and did not make discretion equity award during 2007.

Benefits and Other Compensation

Under the terms of their employment contracts, our named executive officers are permitted to participate in such health care, disability insurance and other employee benefits plans as may be in effect with the Company from time to time to the extent the executive is eligible under the terms of those plans.

For example, under the terms of their respective employment agreements Mr. Kudabayev and Mr. Bitenov are allowed to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans that may be in effect from time to time and to the extent he is eligible to participate under the terms of the particular plan. They are each also entitled to 28 days of paid vacation per year.

During the year we paid rent for housing for Mr. Cherdabayev in the amount of $16,000 and for Mr. Kassymkhanuly in the amount of $24,339. The employment agreements of our other named executive officers do not provide a housing allowance.

Under all of our employment agreements we agree to pay all income and social taxes and dues under applicable laws of Kazakhstan for our named executive officers including income and social taxes and government pension fund payments. This does not include the officer’s home base income or other taxes in the case of expatriates.

Income Tax

As is the custom in Kazakhstan, we pay the income taxes of our employees, including the named executive officers. The income tax rate for individuals in Kazakhstan for is currently 10%.

Social Tax

We make payments of mandatory Kazakhstani social taxes, which typically range between 7% and 20% of an employee’s wages. These costs are recorded in the period when they are incurred and presented as salary related tax expense in the income statement.

Summary Compensation Table

The table below summarizes compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our other most highly compensated officers, who we refer to collectively as our “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards(8)	All Other Compensation	Total

Marat Cherdabayev (1)	2007	$55,000	$(54,830) (2)	$56,343	$111,343
Former CEO and President	2006	$119,000	$54,830(2)	$77,038	$250,868
	2005(5)	$110,000	$-0-	$-0-	$110,000

Yermek Kudabayev(3)	2007	$155,000	$332,650	$72,493	$560,143
CEO, President and former CFO	2006	$90,000	$31,089	$40,555	$161,644

Zhassulan Bitenov(4)	2007	$-0-	$-0-	$-0-	$-0-
CFO

Dossan Kassymkhanuly(5)	2007	$91,300	$-0-	$53,411	$144,711
Vice-President

Nurlan Tajibayev(6)	2007	$60,000	$124,615	$22,800	$207,415
Vice-President of Metallurgy	2006	$35,000	$24,923	$15,957	$75,880

Aleksandr Rassokhin(7)	2007	$60,000	$56,035	$23,366	$139,401
Vice-President of Geology	2006	$20,000	$11,207	$9,728	$40,935

(1)

Mr. Cherdabayev served as the Chief Executive Officer and President from May 2005 to June 2007. On October 20, 2006, Mr. Cherdabayev was granted 421,772 shares with the following vesting terms: 105,443 shares in October 2007; 105,443 shares in October 2008 and 210,886 shares in October 2009. In June 2007 Mr. Cherdabayev resigned as an officer and director of the Company prior to the vesting of any of his restricted stock grants. In accordance with the terms of his restricted stock grant, the entire grant was forfeited back to the Company upon his resignation.

(2)	In 2006 we recognized deferred compensation expense associated with Mr. Cherdabayev’s stock grant of $54,830. In 2007, when the stock grant was forfeited back to the Company we reversed the expense.

(3)

Mr. Kudabayev served as the Chief Financial Officer from April 2006 to December 2007. Mr. Kudabayev has served as the Chief Executive Officer and President, initially on an interim basis since June 2007. His employment agreement was amended in March 2008, with effect from June 1, 2007, to reflect his new responsibilities. The amended employment agreement provides for an annual salary of $180,000 net of taxes. On October 20, 2006, with amendments made on March 25, 2008, Mr. Kudabayev was granted 421,772 shares, which vest as follows: 95,857 shares vested in April 2007; 115,029 shares vested in April 2008. The final 210,886 shares will vest in April 2009 provided the Company timely files its reports with U.S. Securities and Exchange Commission. Mr. Kudabayev forfeits any unvested grants at the time his employment with the Company terminates.

(4)

Mr. Bitenov joined the Company and was named Chief Financial Officer of the Company in January 2008. Subsequent to the fiscal year end, on March 25, 2008, the board of directors Mr. Bitenov was granted a restricted stock grant of 383,429 shares, which vest as follows: 98,857 shares on January 3, 2009, 95,857 shares on January 3, 2010 and 191,715 shares on January 3, 2011. Vesting of Mr. Bitenov’s stock grants is contingent upon the Company timely filing its reports with the U. S. Securities and Exchange Commission during each fiscal year. Mr. Bitenov forfeits any unvested grants at the time his employment with the Company terminates.

(5)

Mr. Kassymkhanuly has served as a member of the board of directors and Vice-President of the Company since August 2007. Mr. Kassymkhanuly also served as a member of the board of directors of Bekem Metals, Inc. from August 2005 to October 2006.

(6)

Mr. Tajibayev has served as a member of the board of directors and Vice-President of Metallurgy since October 2006. On October 20, 2006, with amendments made on March 25, 2008, Mr. Tajibayev was granted 191,715 shares, which vest as follows: 47,292 shares vested in October 2007 provided that the Company met the deadlines for the pilot plant construction, 47,292 shares will vest in October 2008 provided the Company starts construction of the processing plant by October, 2008, and the final 95,857 shares will vest in October 2009 conditioned upon the Company having commenced commercial operations. Mr. Tajibayev forfeits any unvested grants at the time his employment with the Company terminates.

(7)

Mr. Rassokhin has served as a vice-president on geology from December 2007. On October 20, 2006, Mr.Rassokhin was granted 86,207 shares, which vest as follows: 21,552 shares vested in October 2007 provided that the Company timely performed the drilling work program requirements as dictated by the MEMR, 21,552 shares will vest in October 2008 provided the Company timely performs the drilling work program requirements as dictated by the MEMR, and the final 43,103 shares will vest in October 2009 conditioned upon the Company having commenced commercial operations. Mr. Rassokhin forfeits any unvested grants at the time his employment with the Company terminates.

(8)

Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) with respect to restricted stock grants awarded on October 20, 2006. The restricted stock grants were valued at $1.95 per share, which represented the closing market price for our common stock on the date of grant.

All Other Compensation

The table below provides additional information regarding “all other compensation” awarded to the named executive officers as disclosed in the “All Other Compensation” column of the “Summary Compensation Table” above.

Name	Year	Income Tax	Social Tax	Medical Insurance	Pension Fund	Rent	Total

Marat Cherdabayev	2007	$ 20,648	$ 16,655	$ -0-	$ 3,040	$ 16,000	$ 56,343
	2006	21,289	10,857	3,596	5,296	36,000	77,038

Yermek Kudabayev	2007	35,713	27,240	2,244	7,296	-0-	72,493
	2006	22,175	10,087	3,947	4,346	-0-	40,555

Dossan Kassumkhanuly	2007	10,645	9,089	2,244	7,094	24,339	53,411

Nurlan Tajibayev	2007	7,068	7,189	1,247	7,296	-0-	22,800
	2006	5,854	4,663	1,637	3,803	-0-	15,957

Aleksandr Rassokhin	2007	7,401	7,422	1,247	7,296	-0-	23,366
	2006	4,309	2,384	861	2,173	-0-	9,728

Annual Base Salary

The following table discloses the annual salary set forth in the employment agreement of each of the individual named executive officers for fiscal 2008.

Name	Annual Salary(1)

Yermek Kudabayev	$180,000
Zhassulan Bitenov	$108,000
Dossan Kassymkhanuly	$120,000
Nurlan Tajibayev	$60,000
Aleksandr Rassokin	$60,000

(1)	Annual salary is net of all taxes and dues required under applicable laws of the Republic of Kazakhstan, which is the responsibility of the Company.

As discussed above, our employment agreements provide for an annual salary. Base salary may be increased from time to time with the approval of the board of directors. Base salary may not be decreased without the written consent of the named executive officer. The agreements provide for statutory requirements related to the rights of employees, base salary, payment of income and social taxes and pension fund obligations.

Grants of Plan-Based Awards Table for Fiscal Year 2007

No grants of any plan-based awards were made to any of the named executive officers during the 2007 fiscal year.

Outstanding Equity Awards at Fiscal Year End 2007

None of the named executive officers held unexercised stock options at December 31, 2007. The following table sets forth information concerning all unvested restricted stock grants and equity incentive plan awards for each of the named executive officers as of December 31, 2007.

Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Yermek Kudabayev(1)	287,572(2)	575,144 (3)
Marat Cherdabayev(1)	-0-(4)	-0-
Zhassulan Bitenov	-0-	-0-
Dossan Kassymkhanuly	-0-	-0-
Nurlan Tajibayev(1)	143,786(5)	287,572(3)
Aleksandr Rassokhin(1)	64,655(6)	129,310(3)

(1)

On October 20, 2006, our board of directors awarded restricted stock grants to the following individuals in the following amounts: i) Yermek Kudabayev – 383,429 shares; ii) Marat Cherdabayev – 421,772 shares; iii) Nurlan Tajibayev – 191,715 shares; and iv) Aleksandr Rassokhin – 86,207 shares. These restricted stock grants were made under the Company’s 2003 Stock Option Plan made under the Company’s 2003 Stock Option Plan. Vesting of the awards was to occur over a period of three years and is contingent upon performance based metrics as described in more detail below. Any unvested shares at the time such individual’s employment with the Company ceases, for any reason, shall be forfeited back to the Company. All shares underlying the awards were issued at the time of grant and are being held in escrow by the Company subject to the vesting schedule placed on the grant. The grant holders have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount, except for the right to dispose of or otherwise encumber the shares prior to satisfying the applicable vesting requirement.

(2)

Mr. Kudabayev’s restricted stock award vests as follows: 95,857 shares vested in April 2007; 95,857 shares vest in April 2008 and the final 191,715 shares will vest in April 2009 provided that the Company timely files its reports with U.S. Securities and Exchange Commission during each year. Subsequent to the year end, in March 2008 the board of directors voted to increase Mr. Kudabayev’s restricted stock grant to an aggregate of 421,772 shares, with the additional shares vesting 50% in April 2008 and 50% in April 2009.

(3)

The market value of the unearned shares is computed by multiplying the closing market price of the Company’s stock at the end of the last completed fiscal year ($2.00 per share) by the number of unearned shares that have not vested.

(4)

In June 2007 Mr. Cherdabayev resigned as an officer and director of the Company prior to the vesting of any of his restricted stock grants. In accordance with the terms of his restricted stock grant, the entire grant was forfeited back to the Company upon his resignation.

(5)

Mr. Tajibayev’s restricted stock award vests as follows: 47,929 shares vested in October 2007; 47,929 shares will vest in October 2008 provided that the Company begins construction of a processing plant by October 2007 and the final 95,857 shares will vest in October 2009 provided that the Company has commenced commercial operations by October 2009.

(6)

Mr. Rassokhin’s restricted stock award vests as follows: 21,552 shares vested in October 2007; 21,552 shares will vest in October 2008 and the final 43,103 shares will vest in October 2009 provided that each year the Company timely completes the annual drilling requirements associated with its annual work program and that the Company has commenced commercial operations by October 2009.

Option Exercises and Stock Vested for Fiscal Year 2007

None of the named executive officers exercised options during the 2007 fiscal year. The following table sets forth the number of restricted stock awards that vested to our named executive officer during fiscal 2007 and the aggregate dollar amount realized by our named executive officer on vesting.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Yermek Kudabayev	95,857 (1)	164,874(2)
Marat Cherdabayev	-0-(3)	-0-
Zhassulan Bitenov	-0-	-0-
Dossan Kassymkhanuly	-0-	-0-
Nurlan Tajibayev	47,929(4)	50,325(2)
Aleksandr Rassokhin	21,552(5)	22,630(2)

(1)	As noted above, 95,857 shares of the restricted stock grant awarded to Mr. Kudabayev on October 20, 2006 vested on April 7, 2007.

(2)

The value realized on vesting is computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. The closing market price of our common stock on April 7, 2007 was $1.72 per share. The market price of our common stock on October 20, 2007 was $1.05 per share.

(3)

As noted above, Mr. Cherdabayev resigned as his positions and an officer of the Company prior to the vesting of any portion of his restricted stock grant. Therefore, his entire restricted stock grant reverted back to the Company.

(4)	As noted above, 47,929 shares of the restricted stock grant awarded to Mr. Tajibayev on October 20, 2006 vested on October 20, 2007.

(5)	As noted above, 21,552 shares of the restricted stock grant awarded to Mr. Rassokhin on October 20, 2006 vested on October 20, 2007.

Pension Benefits

In accordance with the legislative requirements of the Republic of Kazakhstan during 2007 we paid government mandated pension fund payments for each of the named executive officers, excluding Mr. Bitenov who did not commence employment with the Company until January 2008. We do not have any other liabilities related to any supplementary pensions, post retirement health care, insurance benefits or retirement indemnities for any of the named executive officers.

We offer no pension or other specified retirement payments or benefits, including but not limited to tax-qualified deferred benefit plans and supplemental executive retirement plans to its named executive officers.

Nonqualified Deferred Compensation

We offer no defined contribution or other plan that provide for the deferral of compensation on a basis that is not tax-qualified to any of our employees including the named executive officers.

Potential Payments upon Termination or Change-in-Control

Termination of Employment Agreements

With the exception of the employment agreements of Mr. Kudabayev and Mr. Bitenov, none of the other named executive officers employment agreements provide for potential payments upon the termination of their employment.

Should the Company terminate the employment agreements of Mr. Kudabayev or Mr. Bitenov for good reason, they shall be entitled to salary for the month in which he is terminated and for the succeeding three calendar months. An additional month will be added up to a maximum of twelve months for each year of completed service beginning after two full years of service. This amount may be reduced in the event Mr. Kudabayev or Mr. Bitenov obtains new employment prior to the completion of the payment period. If he is terminated for cause he shall only be entitled to compensation through the date of termination. If he is terminated for disability he shall be compensated for the remainder of the month and for three succeeding months or until disability insurance benefits commence. If employment is terminated because of death he shall be entitled to compensation through the end of the calendar month in which his death occurs. The phrase “for good reason” means any of the following: (a) the Company’s material breach of the employment agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties; or (c) the relocation of the Company’s principal executive offices outside the Kazakhstan area; or (d) the requirement by the Company that the Executive be based anywhere other than the Company’s principal executive offices, in either case without the Executive’s consent.

Change-in-Control

None of the employment agreements of our named executive officers provide for potential payouts or other change in control benefits.

Compensation of Directors

We offer cash compensation to attract and retain candidates to serve on our board of directors. We do not compensate directors who are also our employees for their service on our board of directors. Therefore, Mr. Kudabayev, Mr. Kassymkhanuly and Mr. Tajibaev did not receive any compensation for their service on our board of directors.

Meeting Fees

Members of the board of directors who are not also employees of the Company or one of its subsidiaries are paid a $16,000 stipend per year, payable quarterly. Non-employee directors are also paid $1,000 for each board meeting attended in person plus reimbursement for travel expenses.

Equity Compensation

We do not currently have a fixed plan for the award of equity compensation to our non-employee directors.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our directors for services on our board during our 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Timothy Adair	$16,000	$500(1)	$16,500
James Kohler	$16,000	$500(1)	$16,500
Valery Tolkachev	$16,000	-0-	$16,000
Nurlan Tajibaev(1)	-0-	-0-	-0-
Yermek Kudabayev(1)	-0-	-0-	-0-
Dossan Kassymkhanuly(1)	-0-	-0-	-0-

(1)	Represents compensation for in person attendance at board meetings held in Almaty, Kazakhstan.

(2)	In addition to being directors Mr. Kudabayev, Mr. Tajibaev and Mr. Kassymkhanuly are also Company employees, and therefore do not qualify for compensation as non-employee directors.

Compensation Committee Interlocks and Insider Participation

We do not currently have a standing Compensation Committee, rather our entire board of directors participates in deliberations concerning executive officer compensation. Yermek Kudabayev, Dossan Kassymkhanuly and Nurlan Tajibaev, members of our board of directors, are currently or have previously been officers of the Company or one or more of its subsidiaries.

Board of Directors Report

The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors recommended that this Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

BOARD OF DIRECTORS

Yermek Kudabayev
Dossan Kassymkhanuly
Nurlan Tajibaev
Timothy Adair
James Kohler
Valery Tolkachev

SECURITY OWNERSHIP OF NOMINEES, DIRECTORS

AND EXECUTIVE OFFICERS

As of September 17, 2008 we had 125,172,011 shares of our common stock issued and outstanding. The following table sets forth the beneficial ownership of our Common Stock as of that date, for each director and nominee, the president, the other executive officers and for all directors and executive officers as a group.

Name and Address	Amount & Nature of Beneficial Ownership	% of Class

Yermek Kudabayev(1)	421,772	*
170 Tchaikovsky Street
4th Floor
Almaty, Kazakhstan 050000

Zhassulan Bitenov(1)	383,429	*
170 Tchaikovsky Street
4th Floor
Almaty, Kazakhstan 050000

Nurlan Tajibayev (1)	191,715	*
170 Tchaikovsky Street
4th Floor
Almaty, Kazakhstan 050000

Dossan Kassymkhanuly	-0-	*
170 Tchaikovsky Street
4th Floor
Almaty, Kazakhstan 050000

James Kohler	-0-	*
2011 Maple View Drive
Bountiful, Utah 84101

Timothy Adair	-0-	*
5062 W. Amelia Earhart Drive
Salt Lake City, Utah 84116

Valery Tolkachev	-0-	*
27 Pokrovka St., Bldg.6
Moscow, Russia 105062

Officers, Directors and Nominees as a Group (7 Persons)	996,916	*
(1)

On October 20, 2006 our board of directors awarded a restricted stock grant to Mr. Kudabayev in the amount of 383,429 shares and to Mr. Tajibayev in the amount of 191,715 shares. On March 25, 2008 the board of directors increased Mr. Kudabayev’s restricted stock grant by an additional 38,343 shares and awarded a restricted stock grant to Mr. Bitenov. As of the date of this report 210,886 shares of Mr. Kudabayev award had vested, 47,929 shares of Mr. Tajibayev’s award had vested and none of Mr. Bitenov’s award had vested. The awards vest over a period of three years. The shares have been issued and are outstanding and are being held in escrow by the Company subject to the applicable vesting schedule for each grant. The grantees have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount from the grant date, except for investment control of the shares, which will not pass to these individuals until the shares vest. Shares will vest to the grantee only if the grantee is employed by the Company on the applicable vesting date. Any unvested shares at the time a grantee’s employment with the Company ceases, for any reason, shall be forfeited back to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of September 17, 2008 the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the outstanding common stock, other than directors, nominees and executive officers whose beneficial ownership is described in the above table.

Hsuih Chi Hun(1)	33,404,080	27%
1/F., Chap Biu Building
Tai Po Market, 15 On Fu Road
New Territories, Hong Kong, S.A.R.
China

Brisa Equities Corporation(1)	21,000,000	17%
1020 East 900 South
Bountiful, Utah 84010

Central Asian Metals, Inc.(2)	15,504,408	12%
P.O. Box 5251
CH 6901
Lugano, Switzerland

GLG Emerging Markets Fund(3)	21,000,000	17%
c/o GLG Partnership
One Curzon Street
London W1J 5HB

Jamestown Financial, Inc. (4)	21,093,880	17%
Akara Building, 24 de Castro St.
Wickhams Cay I, PO Box 36
Road Town, Tortola, BVI

Total	91,002,368	73%

(1)

Mr. Hsuih Chi Hun owns no shares in his own name. However, he maintains voting and investment control over 21,000,000 shares held of record by Brisa Equities, Inc., as well as 5,110,200 shares held of record by Landsgate Marketing Limited, 5,097,960 shares held of record by Comodidad y Fantasia en Tierra, S.A. and 2,195,920 shares held of record by Las Tierras del Deleite, S.A., and therefore may be deemed to be the beneficial owner of the shares held by these entities.

(2)

Brilliance Investments Ltd., as trustee, maintains the voting and investment control over the 15,504,408 shares held of record by Central Asian Metals, Inc., and therefore, may be deemed to be the beneficial owner of the shares held by that entity.

(3)

In addition to the 21,000,000 shares GLG Emerging Markets Fund holds of record GLG also held an immediately exercisable warrant to purchase up to an additional 7,000,000 common shares at a price of $2.00 per share. This warrant expired unexercised in July 2008.

(4)

Jamestown Financial, Inc. is a wholly-owned subsidiary of Stockton Properties Ltd. As the parent company of Jamestown Financial, Inc., Stockton Properties Ltd. may be deemed to have voting and investment power over the shares held of record by Jamestown Financial and therefore may be deemed to be the beneficial owner of the shares held by that entity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Directors and executive officers and persons who own more than 10% of our outstanding common stock are required to comply with Section 16(a) of the Securities Exchange Act of 1934, which requires generally that such persons file reports regarding ownership of and transactions in securities of the Company on Forms 3, 4, and 5. A Form 3 is an initial statement of ownership of securities. Form 4 is to report changes in beneficial ownership. Form 5 covers annual statements of change in beneficial ownership.

Based solely on management’s review of these reports during the year ended December 31, 2007, it appears that Dossan Kassymkhanuly failed to timely file a Form 3 when he joined the board of directors of the Company in August 2007. Nurlan Tajibayev failed to timely file a Form 4 in October 2007 when 47,929 shares of his restricted stock grant vested. Mr. Tajibayev filed a Form 3 and a Form 4 in April 2008 to remedy these delinquencies.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

If you wish to include a proposal in the proxy statement for the 2008 Annual Meeting of Stockholders, your written proposal must be received by the Company no later than December 15, 2008. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Utah and our Bylaws. Stockholder proposals may be mailed to the Corporate Secretary, Bekem Metals, Inc., 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.

For each matter that you wish to bring before the meeting, provide the following information:

(a)	a brief description of the business and the reason for bringing it to the meeting;
(b)	your name and record address;
(c)	the number of shares of Company stock which you own; and
(d)	any material interest (such as financial or personal interest) that you have in the matter.

DIRECTOR NOMINEES RECOMMENDED BY STOCKHOLDERS

You may propose director candidates for consideration by the independent members of the board of directors. It is our policy that our independent directors will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The independent directors will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management. Shareholders desiring to suggest a candidate for consideration should send a letter to the Corporate Secretary and include:

•	a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration;
•	the name and contact information for the candidate;
•	a statement of the candidate’s business and educational experience;
•	information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the board would consider in evaluating a candidate;
•	information regarding any relationship or understanding between the proposing shareholder and the candidate;
•	information regarding potential conflicts of interest; and
•	a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.

Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual and quarterly reports with the United States Securities and Exchange Commission. A copy of the annual report on form 10-K, for the year ended December 31, 2007, which includes financial statements for the Company for the fiscal year then ended and excluding exhibits is being mailed to each shareholder of records with this proxy statement. The exhibits to the Form 10-K are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by October 9, 2008, to receive them before the annual meeting of stockholders. Requests should be sent in writing to: Bekem Metals, Inc., ATTN Corporate Secretary, 234 South 400 West, Suite 225, Salt Lake City, Utah 84101.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report have been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to: Bekem Metals, Inc., ATTN Corporate Secretary, 234 South 400 West, Suite 225, Salt Lake City, Utah 84101 or by telephone at (801) 355-3797. If you currently receive multiple copies of our proxy materials and would like to participate in householding, please contact our Corporate Secretary at the address or phone number described above.

OTHER MATTERS

We know of no other matters that are to be presented for action at the annual meeting of stockholders other than those set forth above. If any other matters properly come before the annual meeting of stockholders, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

By order of the Board of Directors,

Adam Cook

Secretary
October __, 2008

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

ANNEX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

BEKEM METALS, INC.

Bekem Metals, Inc., a corporation organized under the laws of the State of Utah, on January 31, 2001, hereby adopts the following Amendment to its Articles of Incorporation pursuant to the provisions of Utah Revised Business Corporation Act, Section 16-10a-1006.

I

The Articles of Incorporation shall be amended to read as follows:

ARTICLE III

The total number of shares of stock of all classes which the Corporation has authority to issue is 320,000,000 shares, divided into 300,000,000 shares of Common Stock, par value $0.001 per share (herein called the “Common Stock”) and 20,000,000 shares of Preferred Stock, par value $0.001 per share (herein called “Preferred Stock”).

I. COMMON STOCK

A. Voting Rights. Except as otherwise expressly provided by law or in this Article III, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the Corporation.

B. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Common Stock, and after payment or provision for payment of the debts and other liabilities of the

Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of stock then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Stock, on a pro-rata basis, according to the number of shares of Common Stock held by them.

C. Dividends. Dividends may be paid on the outstanding shares of Common Stock as and when declared by the Board of Directors, out of funds legally available therefor.

D. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.

II. PREFERRED STOCK

The Board of Directors of the Corporation is expressly authorized, as shall be stated and expressed in the resolution or resolutions it adopts, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in one or more class or series, in addition to the shares thereof specifically provided for in this Article III, and by filing a certificate pursuant to the applicable law of the State of Utah, to establish from time to time the number of shares to be included in each such class or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; or (v) subject to the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series; all as may be stated in such resolution or resolutions.

The number of authorized shares of Series Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Series Preferred Stock, as the case may be, or of any series thereof, unless a vote of any such holders is required pursuant to the provisions of this Article III or the certificate or certificates establishing any additional series of such stock.

II

The date of the adoption of the foregoing amendment was October ___, 2008. These Articles of Amendment to the Articles of Incorporation were approved and adopted by a majority of the shares of the Company at the annual meeting of stockholders, in accordance with the provisions of Section 16-10a-722 of the Utah Revised Business Corporation Act. The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the foregoing amendment was 125,172,011. All common stock in the Corporation is entitled to one vote per share for each matter coming before the shareholders. A majority of the shares constitutes a quorum of the shareholders. The number of shares that approved the foregoing amendment was ____________ or ___% of the outstanding shares, which is sufficient to approve the foregoing amendment.

3

Dated this October ___, 2008

BEKEM METALS, INC.

By:
Adam Cook, Secretary

4